UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 11, 2008
BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01 Entry Into a Material Definitive Agreement.
On August 11, 2008, BioScrip, Inc. (the “Company”), through its subsidiaries BioScrip Pharmacy Services, Inc., BioScrip Infusion Services, Inc., BioScrip Pharmacy (NY), Inc., BioScrip PBM Services, LLC, BioScrip Pharmacy, Inc., Natural Living, Inc., BioScrip Infusion Services, LLC and Bradhurst Specialty Pharmacy, Inc. (collectively, the “Borrowers”), entered into a Third Amendment to the Amended and Restated Loan and Security Agreement (the “LSA”) among the Borrowers and HFG Healthco-4 LLC, an affiliate of Healthcare Finance Group, Inc. (“HFG”), which increased the amount of the revolving commitment under the LSA from $75,000,000 to $85,000,000. The increase in the amount of the revolving commitment was necessary in order to fund the Company’s increased working capital requirements primarily as a result of increased sales.
The foregoing summary is qualified in its entirety by reference to the complete text of the Third Amendment to the LSA, a copy of which is attached as Exhibit 10.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following are furnished as exhibits to this Current Report:

Exhibit No.	Description of Exhibit

10.1	Third Amendment to the Amended and Restated Loan and Security Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 14, 2008	BIOSCRIP, INC.
	By:	/s/ Barry A. Posner
Barry A. Posner,
Executive Vice President, Secretary and General Counsel

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